UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2006


                              Analog Devices, Inc.
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             (Exact name of registrant as specified in its charter)


         Massachusetts                    1-7819                  04-2348234
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 (State or other jurisdiction          (Commission              (IRS Employer
       of incorporation                File Number)          Identification No.)


     One Technology Way, Norwood, MA                                 02062
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 (Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code: (781) 329-4700


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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events

     On June 7, 2006, Analog Devices, Inc. ("ADI" or the "Company") entered into a stock purchase agreement to acquire privately-held Integrant Technologies, Inc. ("Integrant") of Seoul, Korea. Integrant is an innovator in the field of high-performance analog circuits designed for reconfigurable radio frequency
(RF) signal processing, and is the leading supplier of low-power radio tuners that allow mobile communications, computer, and consumer devices to receive digital television (TV) and digital radio broadcasts.

     Under the terms of the stock purchase agreement, the Company expects to pay approximately $127 million in cash at the closing in exchange for substantially all of the outstanding shares of Integrant. A portion of the consideration payable to the stockholders of Integrant will be placed into escrow to secure potential indemnification claims under the stock purchase agreement and to facilitate the acquisition of the remaining shares not acquired at closing. The Company may pay up to an additional $33 million upon the achievement of certain milestones. The boards of directors of both companies have approved the acquisition, which is expected to close within approximately 60 days, following the satisfaction of regulatory requirements and other customary closing conditions. Upon closing, the Company will record a one-time charge for purchased in-process research and development expenses. The amount of that charge has not yet been determined.

     Founded in 2000, Integrant has an established revenue base and gross margins consistent with highly-differentiated, low-power RF technology. The acquisition is expected to increase ADI's revenue by approximately 1% of sales in each of the next few quarters.

     Integrant is best known for the low-power Digital Multimedia Broadcast
(DMB) tuners it supplies to Korea's leading mobile phone manufacturers. Integrant's highly innovative designs have resulted in over 100 patents and patent applications worldwide, including extensive intellectual property related to the direct conversion of RF signals to baseband frequencies, an area where ADI has also amassed considerable intellectual property for analog and digital signal processing. Following the closing of the acquisition, the Integrant organization will operate as a product line within ADI's high-speed signal processing organization, whose innovations in RF design focus on receivers and transceivers for broadband wireless, satellite radio and terrestrial and cable TV.

     This filing contains forward-looking statements, which address a variety of subjects including, for example, the expected closing of the transaction between ADI and Integrant, the expected benefits of the transaction, and ADI's expected product development and technical advances resulting from the transaction. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the closing of the transaction is subject to the receipt of regulatory approvals, the receipt of third-party consents and other closing conditions, any failure of which to satisfy may delay or prevent the closing of the transaction; the transaction may involve unexpected costs; the expected benefits of the transaction may not be achieved in a timely manner, or at all; Integrant's business may not be successfully integrated with ADI's following the closing; disruption from the transaction may adversely affect Integrant's relationships with its customers, suppliers or employees; and ADI may be unable to achieve the expected product development and technical advances following the transaction. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to ADI's filings with the Securities and Exchange Commission, including the risk factors contained in ADI's most recent Quarterly Report on Form 10-Q. Forward-looking statements represent management's current expectations and are inherently uncertain. ADI does not undertake any obligation to update forward-looking statements made by ADI.

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     A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.


Item 9.01. Financial Statements and Exhibits

     (d)  Exhibits


Exhibit No.    Description
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99.1           Press release dated June 7, 2006

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: June 7, 2006                       ANALOG DEVICES, INC.

                                         By: /s/ Margaret K. Seif
                                             -----------------------------------
                                             Margaret K. Seif
                                             Vice President, General Counsel and
                                             Secretary

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                                  EXHIBIT INDEX

Exhibit No.    Description
----------     -----------

99.1           Press release dated June 7, 2006